BY-LAWS

                                       OF

                              ePHONE TELECOM, INC.

                              A Florida Corporation

                                   ARTICLE I.

                                     Offices

         SECTION 1. Registered Office. The registered office of ePHONE Telecom, Inc. (hereinafter called the"Corporation") within the State of Florida shall be c/o CT Corporation System,1200 South Pine Island Road, Plantation, Florida 33324.

         SECTION 2. Other Offices. The Corporation may also have offices at 1145 Herndon Parkway, Herndon, Virginia 20170 and such place or places as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            Meetings of Shareholders

         SECTION 1. Place of Meetings. All meetings of the shareholders shall be held at any such place, either within or without the State of Florida, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

         SECTION 2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Board of Directors and stated in the notice of the meeting.

         SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board or by the Secretary upon the written request of the holders of not less than fifty percent of the outstanding stock of the Corporation entitled to vote at the meeting.

         SECTION 4. Notice of Meetings. Notice of meetings of shareholders shall be given as required by applicable law.

         SECTION 5. Quorum. One third in voting power of the outstanding shares of the Corporation shall constitute a quorum. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

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         SECTION  6.  Organization.  At  every  meeting  of  shareholders,   the
President or, in his absence or inability to act, the person whom the President shall appoint, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 7. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting. Unless otherwise provided in the Amended and Restated Articles of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share of capital stock standing in his name on the record of shareholders. If the Amended and Restated Articles of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these By-Laws or the Florida Business Corporation Act to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

         At any meeting of shareholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or by these By-Laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Amended and Restated Articles of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any shareholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the shareholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with applicable law.

         SECTION 9. Inspectors. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

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             SECTION  10.  Written  Action.  Unless  otherwise  provided  in the
Amended and Restated Articles of Incorporation, any action required by the Florida Business Corporation Act to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE III.
                               Board of Directors

             SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

             SECTION 2. Number, Qualifications, Election and Term of Office. The Board shall consist of not less than three nor more than nine members, as determined by the Board by resolution from time to time. Members of the Board need not be residents of the State of Florida and need not be shareholders of the Corporation. Directors shall be elected at the annual meeting of the shareholders and the term of office of each director shall be until the next annual meeting of shareholders and the election and qualification of a successor.

             SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Florida, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

             SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Florida) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

             SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

             SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the President or at the request of a majority of the directors.

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             SECTION 7. Notice of Meetings.  Notice of each  special  meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

             SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Amended and Restated Articles of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

             SECTION 9. Organization. At each meeting of the Board of Directors, the President or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

             SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the shareholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

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             SECTION 12.  Removal of  Directors.  Any  director  may be removed, either with or without cause, at any time, by the holders of at least 662/3% of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

             SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

             SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

             SECTION 15. Action by Consent. Unless restricted by the Amended and Restated Articles of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

             SECTION 16. Telephonic Meeting. Unless restricted by the Amended and Restated Articles of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

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                                   ARTICLE IV.

                                    Officers

             SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and such Vice Presidents and other officers and assistant officers as the Board of Directors of the Corporation may from time to time appoint, or authorize the President to appoint.

             SECTION 2. Tenure. Officers and assistant officers of the Corporation may, but need not, also be members of the Board. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner specified in this Section 2 of Article IV of these By-Laws. Any officer elected or appointed by the Board may be removed by the Board with or without cause. In addition, however, any officer or assistant officer appointed by the President and, if the President is so authorized by the Board, any officer or assistant officer appointed by the Board of the Corporation, may be removed from office by the President upon such terms as the President may specify in writing to such officer. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Should any vacancy occur among the officers by reason of any of the specified acts or events, the position shall be filled by appointment made by the Board or by the President, if he is so authorized by the Board. Any individual may be elected to, and may hold, more than one office of the Corporation.

             SECTION 3. Duties. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

             SECTION 4. Compensation. Officers may be paid such reasonable compensation as the Board may from time to time authorize and direct.

                                   ARTICLE V.

                     Stock Certificates and Their Transfer

             SECTION 1. Stock Certificates. Certificates representing shares of the Corporation shall be in such form (consistent with applicable law) as shall be determined by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board may prescribe.

             SECTION  2.   Transfers  of  Stock.   Transfer  of  shares  of  the
Corporation shall be made in the manner specified in the Uniform Commercial Code. The Corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificates representing the transferred shares, duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose the name the certificate representing such shares stands according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on such shares.

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             SECTION 3. Transfer Agents and  Registrars.  The Board of Directors
may appoint, or authorize any officer orofficers to appoint, one or more transfer agents and one or more registrars.

             SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

             SECTION 5. Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             SECTION 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                   ARTICLE VI.

                                 Indemnification

             SECTION 1. Indemnification. (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact: (i) that he or she is or was a director or officer of the Corporation, or (ii) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), whether either in case (i) or case
(ii) the basis of such proceeding is alleged action or inaction (a) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (b) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this paragraph (1) of this
Article VI are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee only if such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI (a) shall be a contract right; (b) shall not be affected adversely to any indemnitee by any amendment of these By-Laws with respect to any action or inaction occurring prior to such amendment; and (c) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if and to the extent the Florida Business Corporation Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

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             (2) If a claim under  paragraph  (1) of this Article VI is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Florida Business Corporation Act. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article VI or otherwise, shall be on the Corporation.

             (3) The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Amended and Restated Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

             (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise (as defined in paragraph (1) of this Article
VI) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

             (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee, or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board to the fullest extent of the provisions of this Article VI in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

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

                                  ARTICLE VII.
                               General Provisions

             SECTION 1. Dividends. Subject to the provisions of statute and the Amended and Restated Articles of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Amended and Restated Articles of Incorporation.

             SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

             SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

             SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

             SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

             SECTION 6. Execution of Contracts, Deeds, Etc. The Board may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized.

             SECTION 7. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

             SECTION 8. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

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

                                  ARTICLE VIII.

                                   Amendments

             These By-Laws may be amended or repealed or new By-Laws adopted (a) by the affirmative vote of the holders of shares having not less than a majority of the voting power of the outstanding shares of the Corporation entitled to vote thereon at any annual or special meeting of shareholders or (b) by the affirmative vote of at least a majority of the members of the Board of Directors at a regular or special meeting thereof as provided by Article III of these By-Laws. Any by-law made by the Board of Directors may be amended or repealed by action of the shareholders at any annual or special meeting of shareholders.



















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